UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 14, 2010

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors;
                                     Appointment of Certain Officers; Compensatory Arrangements of
                                    Certain Officers.

(e)

Adoption of Compensatory Plans.

            On July 14, 2010, the Board of Directors (the “Board”) of Pro-Dex, Inc. (the “Company”) acting in executive session and upon recommendation of the Company’s Compensation Committee, approved:

  A Long-Term Incentive Plan (the “LTIP”) to provide equity-based incentive opportunities for the Company’s executives and other key personnel.  The LTIP is attached to this report as Exhibit 10.1, which exhibit is incorporated herein by reference.

  An Annual Incentive Plan (the “AIP”) to provide annual cash-based incentive opportunities for the Company’s key employees.  The AIP is attached to this report as Exhibit 10.2, which exhibit is incorporated herein by reference.

  A new compensation plan for non-employee directors of the Board, effective as of July 1, 2010, which is described in Exhibit 10.3 hereto, which exhibit is incorporated herein by reference.

Employment Arrangement between the Company and Mark P. Murphy.

            On July 14, 2010, the Company and Mark P. Murphy, the Chief Executive Officer of the Company, entered into an at-will employment arrangement (“Employment Arrangement”).  The Employment Arrangement is attached to this report as Exhibit 10.4, which exhibit is incorporated herein by this reference.  Under the terms of the Employment Arrangement, Mr. Murphy will report to the Board and his compensation will consist of the following components:

  A base salary at an annualized rate of $300,000, subject to increases from time to time at the discretion of the Board.  The base salary will be payable in accordance with the Company’s normal payroll practices, and subject to all legally-required deductions.

  Participation in all Company incentive compensation plans open to senior executives of the Company, subject to the terms and provisions of the applicable plan documents of the Company covering any such plans.

  Mr. Murphy is permitted to participate in any program of stock options or other equity grants which the Company may from time to time provide key employees. Such grants are made under the terms and provisions of the First Amended and Restated 2004 Stock Option Plan in varying amounts to individual participants based upon their perceived impact upon the long term success of the Company and are made at the sole and absolute discretion of the Board, generally at the first Board meeting following the filing of the Company’s Form 10-K for the previous fiscal year.   Subject to the foregoing, the initial grant under this program will be 50,000 options to purchase the Company’s common shares at the average of the high and low prices for the Company’s shares on the grant date and which will vest ratably over the 36 month period following the grant date.   The options will have a term of ten years from the grant date and to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as Incentive Stock Options.

  Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits of the Company on the same terms as other employees of the Company, except Mr. Murphy will not participate in the Company-wide employee quarterly bonus/non-qualified profit sharing plan.

  If Mr. Murphy’s employment with the Company terminates for any reason, the Company shall pay his (i) salary up through the date of termination, plus; (ii) any AIP or LTIP awards earned but not yet paid as of the termination date.  In addition, in the event Mr. Murphy is terminated involuntarily by the Company without “Cause” or following a “Change in Control,” or in the event that he resigns for “Good Reason,” each as defined in the Employment Arrangement, the Company shall pay Mr. Murphy severance compensation equal to one (1.0) times his then-current annual base salary.

Item 9.01                    Financial Statements and Exhibits.

 (d)       Exhibit.

                        Exhibit 10.1      Long-Term Incentive Plan.

                        Exhibit 10.2      Annual Incentive Plan for the Senior Management.

            Exhibit 10.3      Description of Non-Employee Director Compensation Program.

            Exhibit 10.4      Employment Arrangement between Pro-Dex, Inc. and Mark Murphy dated July 14, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010	PRO-DEX, Inc (Registrant).

By: /s/ Jeffrey J. Ritchey

            Jeffrey J. Ritchey

            Chief Financial Officer

INDEX TO EXHIBITS

   Exhibit

  Number        Description

Exhibit 10.1      Long-Term Incentive Plan.

Exhibit 10.2      Annual Incentive Plan for the Senior Management.

Exhibit 10.3      Description of Non-Employee Director Compensation Program.

Exhibit 10.4      Employment Arrangement between Pro-Dex, Inc. and Mark Murphy dated July 14, 2010.

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